EXHIBIT 5.1

[LATHAM & WATKINS LETTERHEAD]

November 4, 2002

Integrated Device Technology, Inc.

2975 Stender Way
Santa Clara, California  95054

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

In connection with the registration by Integrated Device Technology, Inc., a Delaware corporation (the “Company”), of an aggregate of 3,600,000 shares of common stock, par value $0.001 per share (the “Shares”), of the Company pursuant to the Integrated Device Technology, Inc. 1984 Employee Stock Purchase Plan and the Integrated Device Technology, Inc. 1997 Stock Option Plan (together, the “Plans”) under the Securities Act of 1933, as amended, on a Registration Statement on Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission on November 4, 2002, you have requested our opinion with respect to the matters set forth below.

In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares.  In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

We are opining herein as to the effect on the subject transaction of only the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws, or as to any matters of municipal law or  the laws of any local agencies within any state.

Subject to the foregoing, it is our opinion that the Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Plans and the Registration Statement, will be validly issued, fully paid and nonassessable.

We consent to your filing this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ LATHAM & WATKINS